Schedule A

Name of Trust	Name of Fund/Class	Basis Point Expense Rate
Fidelity Concord Street Trust	Fidelity Total Market Index Fund- Class F	1.5
Fidelity Salem Street Trust	Fidelity Emerging Markets Index Fund	8
Fidelity Salem Street Trust	Fidelity Global ex U.S. Index Fund	6
Fidelity Salem Street Trust	Fidelity Inflation-Protected Bond Index Fund	5
Fidelity Salem Street Trust	Fidelity Intermediate Treasury Bond Index Fund	3
Fidelity Salem Street Trust	Fidelity International Sustainability Index Fund	20
Fidelity Salem Street Trust	Fidelity Large Cap Growth Index Fund	3.5
Fidelity Salem Street Trust	Fidelity Large Cap Value Index Fund	3.5
Fidelity Salem Street Trust	Fidelity Long-Term Treasury Bond Index Fund	3
Fidelity Salem Street Trust	Fidelity Mid Cap Index Fund	2.5
Fidelity Salem Street Trust	Fidelity Real Estate Index Fund	7
Fidelity Salem Street Trust	Fidelity Short-Term Bond Index Fund	3
Fidelity Salem Street Trust	Fidelity Short-Term Treasury Bond Index Fund	3
Fidelity Salem Street Trust	Fidelity Small Cap Index Fund	2.5
Fidelity Salem Street Trust	Fidelity Sustainability Bond Index Fund	10
Fidelity Salem Street Trust	Fidelity Total International Index Fund	6
Fidelity Salem Street Trust	Fidelity U.S. Bond Index Fund	2.5
Fidelity Salem Street Trust	Fidelity U.S. Bond Index Fund- Class F	2.5
Fidelity Salem Street Trust	Fidelity U.S. Sustainability Index Fund	11

Fidelity Management & Research Company

By: /s/Christopher J. Rimmer

Christopher J. Rimmer

Treasurer

Fidelity Concord Street Trust,

on behalf of the Funds listed on Schedule A

By: /s/Stacie M. Smith

Stacie M. Smith

President and Treasurer

Fidelity Salem Street Trust,

on behalf of the Funds listed on Schedule A

By: /s/Laura Del Prato

Laura Del Prato

President and Treasurer